As filed with the Securities and Exchange Commission on February 15, 2007
Registration No. 333-115630

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Cintel Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	52-2360156 (I.R.S. Employer identification No.)

9900 Corporate Campus Drive, Suite 3000, Louisville, KY 40223

(Address of principal executive offices) (Zip Code)

2004 Compensation Plan for Employees and Outside Consultants, as Amended
(full title of the plan)

Sang Don Kim, Chief Executive Officer
9900 Corporate Campus Drive, Suite 3000
Louisville, KY 40223

(Name and address of agent for service)

(502) 657-6077
(Telephone number, including area code, of agent for service)

With a copy to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of Americas
New York, NY 10018
Phone (212) 930-9700
Fax (212) 930-9725

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 par value	5,000,000(2)	$0.165 (3)	$825,000	$88.28

Total	5,000,000		$825,000	$88.28

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the additional shares of common stock reserved for issuance under our under the 2004 Stock Option Plan, as amended.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on The Over-The-Counter Bulletin Board on February 9, 2007 of $0.165 per share.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Post-Effective Amendment No. 1 incorporates by reference the Registration Statement No. 333-115630 on Form S-8, filed with the Securities and Exchange Commission on May 19, 2004.

This Post-Effective Amendment No. 1 is being filed to register additional securities subject to the Company's 2004 Stock Option Plan, as amended pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 1.            Plan Information.

Cintel Corp. ("We", "us", "our company" or "Cintel") will provide each participant (the "Recipient") with documents that contain information related to our 2004 Stock Option Plan, as amended, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Sang Don Kim, Chief Executive Officer
9900 Corporate Campus Drive, Suite 3000
Louisville, KY 40223
Telephone: (502) 657-6077

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Reference is made to our annual report on Form 10-KSB/A for the fiscal year ended December 31 2005, filed with the SEC on February 9, 2007, which is hereby incorporated by reference.
•	Reference is made to our quarterly report on Form 10-QSB/A for the fiscal quarter ended March 31, 2006, as filed with the SEC on February 9, 2007, which is hereby incorporated by reference.
•	Reference is made to our quarterly report on Form 10-QSB/A for the fiscal quarter ended June 30, 2006, as filed with the SEC on February 9, 2007, which is hereby incorporated by reference.
•	Reference is made to our quarterly report on Form 10-QSB/A for the fiscal quarter ended September 30, 2006, as filed with the SEC on February 9, 2007, which is hereby incorporated by reference.
•	Reference is made to Registrant's 8-Ks filed with the SEC on May 3, 2006, July 7, 2006, October 31, 2006, November 3, 2006 and November 22, 2006, each of which is hereby incorporated by reference.
•	The description of our common stock is incorporated by reference to our Registration Statement on Form 10-SB, as amended (File No. 333-100046), initially filed with the SEC on September 24, 2002.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Bylaws require that we indemnify and hold harmless our officers and directors who are made a party to or threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of officer of Cintel Corp. to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes, as amended.

The State of Nevada permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

(1) The person conducted himself or herself in good faith;

(2) The person reasonably believed:

(a) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

(b) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests.

(3) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

The indemnification discussed herein is not exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaws, agreement, vote of stockholders, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	2004 Stock Option Plan, as amended, of Cintel Corp.
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
23.2	Consent of SF Partnership, LLP

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on February 15, 2007.

Cintel Corp.

By:	/s/ Sang Don Kim
Sang Don Kim
Chief Executive Officer, President
and Director

By:	/s/ Kyo Jin Kang
Kyo Jin Kang
Chief Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Sang Don Kim Sang Don Kim	Chief Executive Officer, President and Director	February 15, 2007

/s/ Kyo Jin Kang Kyo Jin Kang	Chief Financial Officer, Principal Accounting Officer	February 15, 2007

/s/ Sang Yong Oh Sang Yong Oh	Director	February 15, 2007

/s/ Kwang Hee Lee Kwang Hee Lee	Director	February 15, 2007